Exhibit 23.1

                 Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sovereign Bancorp, Inc. and to the incorporation by reference therein of our report dated March 11, 1999, with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 1998, filed with the Securities and Exchange Commission on June 1, 1999.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 8, 1999